SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 21,1997                     RULE 424(B)(5)
(TO PROSPECTUS DATED FEBRUARY 21, 1997)                     FILE NO. 333-37539

                                   CWABS, INC.
                                    Depositor

                                   COUNTRYWIDE
                                HOME LOANS, INC.
                           Sponsor and Master Servicer



       REVOLVING HOME EQUITY LOAN ASSET BACKED CERTIFICATES, SERIES 1997-C
                                 _____________

The certificates represent obligations of the trust only and do not represent an interest in or obligation of CWABS, Inc., Countrywide Home Loans, Inc. or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.

                         THE CERTIFICATES

                         o This supplement relates to the offering of the certificates of the series referenced above. This supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus supplement dated August 21, 1997 prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated February 21, 1997. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

                         o As of November 16, 1998, the class certificate balance of the certificates was approximately $128,644,026.64.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THESE SECURITIES OR DETERMINED THAT THIS SUPPLEMENT, THE PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESeNTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

DECEMBER 14, 1998

                                THE MORTGAGE POOL

         As of November 1, 1998 (the "Reference Date"), the Mortgage Pool included approximately 5,974 Mortgage Loans having an aggregate Stated Principal Balance of approximately $133,693,284.04.

         The  following   table   summarizes  the  delinquency  and  foreclosure
experience of the Mortgage Loans as of the Reference Date.

                                                                                                  As of
                                                                                            November 1, 1998
                                                                                            ----------------
Aggregate Stated Principal Balance of the Mortgage Loans.........................            $133,693,284.04
Delinquent Mortgage Loans and Pending Foreclosures at Period End (1)
         30-59 days..............................................................                  0.32%
         60-90 days..............................................................                  0.06%
         91 days or more (excluding pending foreclosures)........................                  0.14%
         Total Delinquencies.....................................................                  0.51%
                                                                                            ================
Foreclosures Pending.............................................................                  0.05%
                                                                                            ----------------
    Total Delinquencies and foreclosures pending.................................                  0.56%
                                                                                            ================

______________

(1) As a percentage of the aggregate Stated Principal Balance of the Mortgage Loans as of the Reference Date.

         Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

THE MASTER SERVICER

         Countrywide Home Loans, Inc. ("Countrywide") will continue to act as Master Servicer under the Agreement.

         At September 30, 1998, Countrywide provided servicing for approximately $196.9 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. At September 30, 1998, Countrywide provided servicing for approximately $1.3 billion aggregate principal amount of first and second lien mortgage loans originated under home equity lines of credit.

FORECLOSURE AND DELINQUENCY EXPERIENCE

         The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of home equity loans serviced by the Master Servicer. Since Countrywide only began servicing home equity loans in October 1994, the delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure and delinquency experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                 DELINQUENCY AND FORECLOSURE EXPERIENCE(1)
                                    AS OF DECEMBER 31, 1996         AS OF DECEMBER 31, 1997
                                   --------------------------    ----------------------------
Portfolio.................         455,962,847.88     100.00%    1,062,794,424.18     100.00%
Delinquency percentage(1)
       30-59 days.........             599,953.75       0.13%        3,789,570.37       0.36%
       60-89..............             444,075.12       0.10%          533,225.80       0.05%
       90+ days...........             437,162.71       0.10%        1,101,964.19       0.10%
           Total(2).......           1,481,191.58       0.32%        5,424,760.36       0.51%
Foreclosure Rate(3).......             771,389.69       0.17%        1,166,826.32       0.11%
Bankruptcy Rate(4)........             766,265.47       0.17%        3,071,686.84       0.29%

(table continued)

                                      AS OF SEPTEMBER 30, 1998
                                   --------------------------
Portfolio.................        1,290,008,748.84     100.00%
Delinquency percentage(1)
       30-59 days.........            4,368,838.77       0.34%
       60-89..............            1,053,258.11       0.08%
       90+ days...........            2,442,379.39       0.19%
           Total(2).......            7,864,476.27       0.61%
Foreclosure Rate(3).......            1,316,152.71       0.10%
Bankruptcy Rate(4)........            4,253,708.93       0.33%

______________
(1) The period of delinquency is based on the number of days payments are contractually past due.

(2) Certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

(3) "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

(4) "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

YEAR 2000 COMPLIANCE

         The Master Servicer has made and will continue to make investments to identify, modify or replace any computer systems which are not year 2000 compliant and to address other related issues associated with the change of the millennium. In the event that computer problems arise out of a failure of such efforts to be completed on time, or in the event that the computer systems of the Master Servicer or the Trustee are not fully year 2000 compliant, the resulting disruptions in the collection or distribution of receipts on the Mortgage Loans could materially and adversely affect the holders of the Certificates.

                         DESCRIPTION OF THE CERTIFICATES

         The Certificates will be allocated and entitled to receive interest and principal payments as described in the Prospectus Supplement under "Description of the Certificates-- Distributions on the Certificates".

         As of November 16, 1998 (the "Certificate Date"), the Certificate Principal Balance of the Certificates was approximately $128,644,026.64. As of the Certificate Date the Pool Factor was approximately 0.7196466 and the Invested Amount was approximately $128,644,026.64. For additional information with respect to the Certificates, see "Description of the Certificates" in the Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

         The  most  recent   monthly   statement  that  has  been  furnished  to
Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

                             THE CERTIFICATE INSURER

         Effective February 17, 1998, MBIA Inc., a New York Stock Exchange listed company (the "Company"), acquired all of the outstanding stock of Capital Markets Assurance Corporation ("CapMAC") through a merger with its parent CapMAC Holdings Inc. Pursuant to a reinsurance agreement, CapMAC has ceded all of its net insured risks (including any amounts due but unpaid from third party reinsurers), as well as its unearned premiums and contingency reserves, to MBIA Insurance Corporation, a New York Stock company ("MBIA"). MBIA is the principal operating subsidiary of the Company. The Company is not obligated to pay the debts of or claims against MBIA.

         MBIA files annual, quarterly and special reports and other information with the Securities and Exchange Commission (the "SEC"). These documents may be reviewed at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. MBIA's SEC filings are also available to the public at the SEC's Web site at http://www.sec.gov.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         Prospective investors should consider carefully the income tax consequences of an investment in the Certificates discussed under the sections titled "Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus, which the following discussion supplements. Prospective investors should consult their tax advisors with respect to those consequences.

         On December 30, 1997 the Internal Revenue Service (the "IRS") issued final regulations (the "Amortizable Bond Premium Regulations") dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Section 1272(a)(6). Absent further guidance from the IRS, the Trustee intends to account for amortizable bond premium in the manner described in the Prospectus. It is recommended that prospective purchasers of the Certificates consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         The Taxpayer Relief Act of 1997 and the IRS Restructuring and Reform Act of 1998 reduced the capital gains tax rates for certain noncorporate taxpayers. Prospective investors should consult their tax advisors with respect to these tax law changes.

         The Small Business and Job Protection Act of 1996 and Taxpayer Relief Act of 1997 modified the definition of U.S. person with regard to trusts. A trust is a "U.S. Person" if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. In addition, U.S. Persons include certain trusts that can elect to be treated as U.S. Persons.

         Final regulations dealing with backup withholding and information reporting on income paid to foreign persons and related matters (the "New Withholding Regulations") were published in the Federal Register on October 14, 1997. In general, the New Withholding Regulations do not significantly alter the substantive withholding and information reporting requirements, but do unify current certification procedures and forms and clarify reliance standards. The New Withholding Regulations generally will be effective for payments made after December 31, 1999, subject to certain transition rules.

                              ERISA CONSIDERATIONS

         Prospective purchasers of the Certificates should consider carefully the ERISA consequences of an investment in the Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement and subject to the qualifications and limitations set forth therein, it is believed that the Exemption will apply to the acquisition and holding of the Certificates by Plans and that all conditions of the Exemption other than those within the control of investors will be met.

                                     RATINGS

         The Certificates are currently rated "AAA" by Standard & Poor's and "Aaa" by Moody's. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

         The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc. and Countrywide Home Loans, Inc., in connection with offers and sales relating to market making transactions in the Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

                       PRINCIPAL BALANCES
---------------------------------------------------------------------
                                         AGGREGATE
                             NUMBER OF   PRINCIPAL         PERCENT
   RANGE OF PRINCIPAL        MORTGAGE     BALANCE             OF
        BALANCES               LOANS    OUTSTANDING          POOL
--------------------------   ---------  ------------     -----------
$   0.00 to $ 10,000.00...     1,491    $  4,539,757          3.40%
  10,001 to   20,000.00...     1,954      29,901,430         22.37
  20,001 to   30,000.00...     1,177      29,329,805         21.94
  30,001 to   40,000.00...       589      20,525,518         15.35
  40,001 to   50,000.00...       351      15,973,610         11.95
  50,001 to   60,000.00...       144       7,893,587          5.90%
  60,001 to   70,000.00...        79       5,113,763          3.82%
  70,001 to   80,000.00...        56       4,182,164          3.13%
  80,001 to   90,000.00...        34       2,888,315          2.16%
  90,001 to  100,000.00...        46       4,424,810          3.31%
 100,001 to  110,000.00...        11       1,156,519          0.87%
 110,001 to  120,000......         2         222,128          0.17%
 120,001 to  130,000......         4         500,120          0.37%
 130,001 to  140,000......         5         667,842          0.50%
 140,001 to  150,000......         7       1,021,624          0.76%
 150,001 to  160,000......         3         473,038          0.35%
 160,001 to  170,000......         4         661,393          0.49%
 170,001 to  180,000......         4         700,079          0.52%
 180,001 to  190,000......         1         180,675          0.14%
 190,001 to  200,000......         5         983,547          0.74%
 210,001 to  220,000......         2         436,748          0.33%
 330,001 to  340,000......         1         334,995          0.25%
 340,001 to  350,000......         2         684,084          0.51%
 350,000 and up...........         2         897,734          0.67%
                             ---------  ------------     -----------
    Total.................     5,974    $133,693,284        100.00%
                             =========  ============     ===========


                    GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------
                         NUMBER     AGGREGATE
                           OF       PRINCIPAL         PERCENT
                        MORTGAGE     BALANCE             OF
       STATE             LOANS     OUTSTANDING          POOL
--------------------    --------   ------------     ----------
Alabama.............        93     $  1,925,971         1.44%
Alaska..............        13          261,189         0.20%
Arizona.............       171        3,600,172         2.69%
California..........     1,366       38,670,705        28.92%
Colorado............       256        5,866,070         4.39%
Connecticut.........        43        1,032,442         0.77%
Delaware............         2           59,050         0.04%
District of Columbia         2           19,179         0.01%
Florida.............       363        6,273,096         4.69%
Georgia.............       144        2,598,850         1.94%
Hawaii..............        19          785,630         0.59%
Idaho...............        97        2,008,262         1.50%
Illinois............       249        3,911,588         2.93%
Indiana.............        85        1,548,085         1.16%
Iowa................        22          376,349         0.28%
Kansas..............        49        1,366,119         1.02%
Kentucky............        37          725,892         0.54%
Louisiana...........        77        1,660,926         1.24%
Maine...............        14          237,503         0.18%
Maryland............       112        1,938,156         1.45%
Massachusetts.......       161        3,394,808         2.54%
Michigan............       255        4,952,101         3.70%
Mississippi.........        20          500,386         0.37%
Missouri............        90        1,612,961         1.21%
Montana.............        26          524,552         0.39%
Nebraska............        36          475,793         0.36%
Nevada                     110        2,221,797         1.66%
New Hampshire.......        30          535,873         0.40%
New Jersey..........       185        3,494,104         2.61%
New Mexico..........        63        1,773,927         1.33%
New York............       161        5,404,427         4.04%
North Carolina......        95        1,757,177         1.31%
North Dakota........         2           27,225         0.02%
Ohio                       232        4,039,150         3.02%
Oklahoma............        31          488,497         0.37%
Oregon                     197        5,130,430         3.84%
Pennsylvania........       206        3,273,163         2.45%
Rhode Island........        24          332,941         0.25%
South Carolina......        35          667,919         0.50%
South Dakota........         7          192,795         0.14%
Tennessee...........       108        1,644,875         1.23%
Texas                       15          249,616         0.19%
Utah                       151        4,006,545         3.00%
Vermont.............        10          234,321         0.18%
Virginia............       107        2,359,026         1.76%
Washington..........       325        8,013,673         5.99%
Wisconsin...........        55          981,444         0.73%
Wyoming.............        23          538,526         0.40%
                        --------   ------------     ----------
     Total..........     5,974     $133,693,284       100.00%
                        ========   ============     ==========
______________
(1) Geographic location is determined by the address of the Mortgaged property securing the related Mortgage Loan.


               COMBINED LOAN-TO-VALUE RATIOS(1)
----------------------------------------------------------------
                                      AGGREGATE
                          NUMBER OF   PRINCIPAL          PERCENT
  RANGE OF COMBINED       MORTGAGE     BALANCE             OF
 LOAN-TO-LOAN RATIOS       LOANS     OUTSTANDING          POOL
----------------------  ----------  ------------      ----------
 1.00% to  10.00%.....         6    $     88,170          0.07%
10.01% to  20.00%.....        18         425,819          0.32%
20.01% to  30.00%.....        52       1,447,803          1.08%
30.01% to  40.00%.....        59       1,302,010          0.97%
40.01% to  50.00%.....       118       2,639,401          1.97%
50.01% to  60.00%.....       199       4,519,970          3.38%
60.01% to  70.00%.....       733      17,070,945         12.77%
70.01% to  80.00%.....     1,285      30,225,304         22.61%
80.01% to  90.00%.....     2,710      57,415,762         42.95%
90.01% to 100.00%.....       794      18,558,100         13.88%
                        ----------   -----------      ----------
Total..................    5,974    $133,693,284        100.00%
                        ==========  ============      ==========
______________
(1) The ratio (expressed as a percentage) of (A) the sum of (i) the Credit Limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans senior or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) to (B) the lesser of (i) the appraised value of the related Mortgage Property as set forth in loan files at such date of origination or (ii) in the case of a Mortgaged Property purchased within one year of the origination of the related Mortgage Loan, the purchase price of such Mortgage Property.

                         PROPERTY TYPE
------------------------------------------------------------------
                                           AGGREGATE
                           NUMBER OF       PRINCIPAL      PERCENT
                            MORTGAGE        BALANCE          OF
     PROPERTY TYPE           LOANS        OUTSTANDING       POOL
-----------------------    ---------      ------------  -----------
Condo Low Rise.........         161       $  2,750,682       2.06%
Two-to-Four Family.....          32            783,816       0.59%
PUD....................         499         10,473,290       7.83%
Single Family Residence       5,282        119,685,496      89.52%
                           ---------      ------------  -----------
     Total.............       5,974       $133,693,284     100.00%
                           =========      ============  ===========


                         LIEN PRIORITY
-------------------------------------------------------------------
                                           AGGREGATE
                           NUMBER OF       PRINCIPAL      PERCENT
                            MORTGAGE        BALANCE          OF
RANGE OF MARGINS             LOANS        OUTSTANDING       POOL
-----------------------    ---------      ------------  -----------
First Lien..........             108      $  5,042,891       3.77%
Second Lien.........           5,866       128,650,393      96.23%
                           ---------      ------------  -----------
     Total..........           5,974      $133,693,284     100.00%
                           =========      ============  ===========


                          LOAN RATES(1)
-------------------------------------------------------------------
                                       AGGREGATE
                         NUMBER OF     PRINCIPAL        PERCENT
                          MORTGAGE      BALANCE            OF
 RANGE OF LOAN RATES       LOANS      OUTSTANDING         POOL
---------------------    ---------    ------------   --------------
 5.751% to  6.000%...         1       $      6,810        0.01%
 6.251% to  6.500%...         2            124,191        0.09%
 8.001% to  8.250%...        50          1,141,841        0.85%
 8.251% to  8.500%...        87          1,778,063        1.33%
 8.501% to  8.750%...     1,015         23,823,188       17.82%
 8.751% to  9.000%...        31            573,328        0.43%
 9.001% to  9.250%...       178          5,084,591        3.80%
 9.251% to  9.500%...       222          6,017,162        4.50%
 9.501% to  9.750%...       460          9,672,065        7.23%
 9.751% to 10.000%...       129          2,922,770        2.19%
10.001% to 10.250%...       229          4,263,181        3.19%
10.251% to 10.500%...     1,134         22,038,418       16.48%
10.501% to 10.750%...       103          2,549,298        1.91%
10.751% to 11.000%...       341          9,020,775        6.75%
11.001% to 11.250%...       687         14,756,354       11.04%
11.251% to 11.500%...       101          1,995,487        1.49%
11.501% to 11.750%...       265          7,024,545        5.25%
11.751% to 12.000%...       391          8,974,571        6.71%
12.001% and up.......       548         11,926,648        8.92%
                         ---------    ------------   -------------
   Total                  5,974       $133,693,284         100%
                         =========    ============   =============


                             MARGIN
------------------------------------------------------------------
                                       AGGREGATE
                       NUMBER OF       PRINCIPAL        PERCENT
                       MORTGAGE         BALANCE            OF
RANGE OF MARGINS       LOANS          OUTSTANDING         POOL
--------------------   ---------     ------------     ----------
0.000%..............         29      $  1,061,273        0.79%
0.001%-0.250%.......        111         1,975,518        1.48%
0.251%-0.500%.......      1,015        23,787,485       17.79%
0.501%-0.750%.......         29           552,120        0.41%
0.751%-1.000%.......        181         5,135,439        3.84%
1.001%-1.250%.......        223         6,038,044        4.52%
1.251%-1.500%.......        458         9,617,096        7.19%
1.501%-1.750%.......        128         2,900,594        2.17%
1.751%-2.000%.......        228         4,246,815        3.18%
2.001%-2.250%.......      1,138        22,134,415       16.56%
2.251%-2.500%.......        100         2,537,876        1.90%
2.501%-2.750%.......        341         9,050,496        6.77%
2.751%-3.000%.......        688        14,729,343       11.02%
3.001%-3.250%.......         99         1,973,611        1.48%
3.251%-3.500%.......        268         7,089,172        5.30%
3.501%-3.750%.......        381         8,740,907        6.54%
3.751%-4.000%.......         64         1,300,944        0.97%
4.001%-4.250%.......        136         3,433,861        2.57%
4.251%-4.500%.......        278         6,121,777        4.58%
4.501%-4.750%.......         29           392,557        0.29%
4.751%-5.000%.......         25           477,401        0.36%
5.001% and up.......         25           396,540        0.30%
                       ---------     ------------     ----------
    Total...........      5,974      $133,693,284      100.00%
                       =========     ============     ==========

                 CREDIT LIMIT UTILIZATION RATES
------------------------------------------------------------------
                             NUMBER       AGGREGATE
                               OF         PRINCIPAL      PERCENT
  RANGE OF CREDIT LIMIT     MORTGAGE       BALANCE          OF
    UTILIZATION RATES        LOANS      OUTSTANDING        POOL
------------------------   ---------   ------------    ----------
0.00%...................        779    $        (86)       0.00%
0.01% to 10.00%.........        113         260,561        0.19
10.01% to 20.00%........        130         744,470        0.56
20.01% to 30.00%........        139       1,300,571        0.97
30.01% to 40.00%........        184       2,566,798        1.92
40.01% to 50.00%........        222       3,259,681        2.44
50.01% to 60.00%........        217       3,893,667        2.91
60.01% to 70.00%........        301       6,693,611        5.01
70.01% to 80.00%........        341       8,117,874        6.07
80.01% to 90.00%........        545      13,983,535       10.46
90.01% to 100.00%.......      3,003      92,872,602       69.47%
                           ---------   ------------    ----------
   Total................      5,974    $133,693,284      100.00%
                           =========   ============    ==========

                          CREDIT LIMITS
------------------------------------------------------------------
                             NUMBER      AGGREGATE
                               OF        PRINCIPAL      PERCENT
                            MORTGAGE      BALANCE          OF
 RANGE OF CREDIT LIMITS      LOANS      OUTSTANDING       POOL
------------------------   ---------   ------------    ----------
$0.00 to $10,000........        116    $    567,501        0.42%
10,001 to 20,000........      2,089      24,378,401       18.23%
20,001 to 30,000........      1,543      28,514,326       21.33%
30,001 to 40,000........        870      22,633,676       16.93%
40,001 to 50,000........        602      18,941,910       14.17%
50,001 to 60,000........        230       8,446,005        6.32%
60,001 to 70,000........        134       5,349,654        4.00%
70,001 to 80,000........        101       4,351,305        3.25%
80,001 to 90,000........         67       3,667,538        2.74%
90,001 to 100,000.......        120       6,566,594        4.91%
100,001 to 110,000......         12         786,567        0.59%
110,001 to 120,000......         10         355,192        0.27%
120,001 to 130,000......          7         395,907        0.30%
130,001 to 140,000......         11         870,302        0.65%
140,001 to 150,000......         18       1,600,533        1.20%
150,001 to 160,000......          3         290,849        0.22%
160,001 to 170,000......          7         795,531        0.60%
170,001 to 180,000......          6         880,990        0.66%
180,001 to 190,000......          2         241,987        0.18%
190,001 to 200,000......         12       1,086,319        0.81%
210,001 to 220,000......          1         218,287        0.16%
220,001 to 230,000......          1         218,461        0.16%
230,001 to 240,000......          1               0        0.00%
240,001 to 250,000......          2          64,415        0.05%
260,001 to 270,000......          1         180,675        0.14%
280,001 to 290,000......          1         170,000        0.13%
340,001 to 350,000......          1         343,114        0.26%
350,000+................          6       1,777,246        1.33%
                           ---------   ------------    ----------
                              5,974    $133,693,284      100.00%
                           =========   ============    ==========


                          MAXIMUM RATES
------------------------------------------------------------------
                             NUMBER      AGGREGATE
                              OF         PRINCIPAL      PERCENT
                            MORTGAGE      BALANCEL         OF
      MAXIMUM RATES          LOANS      OUTSTANDING       POOL
------------------------   ---------  -------------    ----------
12.25%........                     1  $     19,153        0.01%
12.5%.........                   108     1,644,875        1.23
15%...........                    22       471,412        0.35
16%...........                    96     1,788,416        1.34
17%...........                   631    12,314,664        9.21
18%...........                 5,116   117,454,765       87.85%
                           ---------  -------------    ----------
  Total.......                 5,974  $133,693,284      100.00%
                           =========  =============    ==========

            MONTHS REMAINING TO SCHEDULED MATURITY(1)
------------------------------------------------------------------
                             NUMBER      AGGREGATE
                               OF        PRINCIPAL      PERCENT
RANGE OF MONTHS REMAINING   MORTGAGE      BALANCE         OF
  TO SCHEDULED MATURITY       LOANS     OUTSTANDING      POOL
------------------------   ---------   ------------    ----------
135-144.................        672    $ 15,198,148       11.37%
155-164.................         32       1,024,783        0.77%
165-174.................         10         284,379        0.21%
215-224.................          1          44,339        0.03%
265-274.................          1          16,194        0.01%
275-284.................      4,160      93,089,943       69.63%
285-294.................      1,098      24,035,499       17.98%
                           ---------   ------------    ----------
       Total............      5,974    $133,693,284      100.00%
                           =========   ============    ==========
______________
(1) Assumes that the Draw Period for Mortgage Loans with five year Draw Periods will be extended for an additional five years.

                        ORIGINATION YEAR
------------------------------------------------------------------
                            NUMBER       AGGREGATE
                              OF         PRINCIPAL       PERCENT
                            MORTGAGE      BALANCE          OF
     ORIGINATION YEAR        LOANS      OUTSTANDING       POOL
------------------------   ---------   ------------    ----------
1996.........                      7   $     85,054        0.06%
1997.........                  5,967    133,608,230       99.94%
                           ---------   ------------    ----------
  Total......                  5,974   $133,693,284      100.00%
                           =========   ============    ==========

                                    EXHIBIT 2

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

CERTIFICATES INFORMATION                                              ORIGINAL BALANCE
------------------------                                              ----------------

Investors                                                             $178,760,000.00

Transferor                                                              $3,648,163.27


OTHER INFORMATION
-----------------

Original Pool Balance @ Cut-Off Date                                  $182,408,163.27
Servicing Fee                                                                  0.500%

Original Settlement Date                                                      8/28/97
First Payment Date                                                           10/15/97
Long Interest Period Days                                                          48
Managed Amortization Period (Months)                                               60

Initial Insured Amount                                                $178,760,000.00
Initial Invested Amount                                               $178,760,000.00

Fixed Allocation Percentage                                                    98.00%
Investor Certificate Principal Balance                                          0.00%
Minimum Transferor Interest Percentage                                          5.00%

Credit Enhancement Fee                                                         0.150%
Rapid Amortization Event Trigger (% of Original Pool Balance)                  1.000%
Tail Adjustment                                                                 $0.00

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000
INPUT SECTION (PAGE 1 OF 1)
---------------------------
MONTH:                                                                                               14                15
DISTRIBUTION DATE:                                                                             11/16/98          12/15/98
DETERMINATION DATE:                                                                            11/11/98          12/10/98

MORTGAGE LOANS PAYMENT SUMMARY
------------------------------
     COLLECTION PERIOD:

     MTGE LOANS INTEREST RECEIVED                                                         $1,251,476.32     $1,183,996.86
     MTGE LOANS PRINCIPAL RECEIVED                                                        $6,791,089.66     $8,142,290.24
     MTGE LOANS NET LIQUIDATION PROCEEDS (ALLOC. TO INTEREST)                                     $0.00             $0.00
     MTGE LOANS NET LIQUIDATION PROCEEDS (NET OF FORECL. PROFIT & ALLOC. TO PRINCIPAL)            $0.00             $0.00
     MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO INTEREST)                                           $0.00             $0.00
     MTGE LOANS INSURANCE PROCEEDS (ALLOC. TO PRINCIPAL)                                          $0.00             $0.00
     MTGE LOANS SERVICER OPTIONAL ADVANCES (ALLOC. TO INTEREST)                                   $0.00             $0.00
     MTGE LOANS PURCHASE PRICE (ALLOC. TO INTEREST) (Section 2.02(a))                             $0.00             $0.00
     MTGE LOANS PURCHASE PRICE (ALLOC. TO PRINCIPAL) (Section 2.02(a))                            $0.00             $0.00
     MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO INTEREST)                          $0.00             $0.00
     MTGE LOANS (90+ DAY DELINQUENT) PURCHASE PRICE (ALLOC. TO PRINCIPAL)                         $0.00             $0.00
     MTGE LOANS REMOVED FROM THE TRUST BY THE SERVICER (Section 2.06)                             $0.00             $0.00
     MTGE LOANS TRANSFER DEPOSIT AMOUNT (ALLOC. TO PRINCIPAL)(Sections 2.02(a))                   $0.00             $0.00

     MTGE LOANS DRAWS (ADDITIONAL BALANCES)                                               $1,814,419.41     $1,761,824.35
     MTGE LOANS LIQUIDATION LOSS AMOUNT (NET LOSSES)                                              $0.00             $0.00

     MTGE LOANS TOTAL ENDING PRINCIPAL BALANCE (NET OF SERVICER REMOVALS)               $133,693,284.06   $127,312,818.17

     AVERAGE MTGE LOANS RATE                                                                    10.426%           10.162%
     AVERAGE MTGE LOANS DAILY BALANCE                                                   $134,297,403.57   $132,854,618.30

DELINQUENCY & REO SUMMARY
-------------------------
     DEL STAT 1 - NO. OF ACCTS                                                                       18                 7
     DEL STAT 1 - CURRENT BALANCE                                                           $424,594.22       $133,197.41
     DEL STAT 2 - NO. OF ACCTS                                                                        6                 8
     DEL STAT 2 - CURRENT BALANCE                                                           $109,217.17       $234,930.41
     DEL STAT 1+ - NO. OF ACCTS                                                                      30                20
     DEL STAT 1+ - CURRENT BALANCE                                                          $705,791.80       $499,025.99
     DEL STAT 3+ - NO. OF ACCTS                                                                       6                 5
     DEL STAT 3+ - CURRENT BALANCE                                                          $171,980.41       $130,898.17
     DEL STAT 9+ - NO. OF ACCTS                                                                       2                 2
     DEL STAT 9+ - CURRENT BALANCE                                                           $48,500.00        $48,500.00
     REO - NO. OF ACCTS                                                                               0                 0
     REO  - CURRENT BOOK BALANCE (UNPAID PRINC. BALANCE)                                          $0.00             $0.00

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

LOAN MODIFICATION SUMMARY
-------------------------

     MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV<80%)                                 $227,413.04       $200,031.54
     MTGE LOANS W/ SR. LIEN BALANCE MODIFICATION (CLTV>80%)                                 $487,496.92       $762,560.41
     MTGE LOANS W/ CREDIT LIMIT MODIFICATION                                                      $0.00             $0.00
     MTGE LOANS W/ GROSS MARGIN MODIFICATION                                                      $0.00             $0.00

OTHER INFORMATION
-----------------
     LIBOR RATE FOR CURRENT INTEREST PERIOD                                                    5.40859%          5.27781%
     AMOUNT OWED TO CREDIT ENHANCER DUE TO PREPAYMENT SHORTFALL                                      $0                $0
     CAPMAC'S SURETY BOND IN FORCE ? (YES=1; NO=0)                                                    1                 1



DETAILED INFORMATiON (PAGE 1 OF 5)
----------------------------------

Distribution Date:                                                                            11/16/98          12/15/98
                                                                                              --------          --------

LIBOR Rate (Adjusted two business days                                                         5.40859%          5.27781%
prior to previous Distribution Date)
Average Mtge Loans Net Loan Rate (Effective                                                    9.78318%          9.52279%
Rate;Multiply by 360/365)
Maximum Rate                                                                                   9.78318%          9.52279%
Investor Certificate Rate (LIBOR + 18 bps)                                                     5.58859%          5.45781%
Investor Certificate Rate Capped at Maximum                                                           0                 0
Rate? (Y=1; N=0)
Interest Period (Days)                                                                               32                29

Beginning Pool Balance                                                                   138,669,954.31    133,693,284.06
Beginning Investor Certificate Principal                                                 133,620,696.89    128,644,026.64
Balance
Beginning Transferor Principal Balance                                                     5,049,257.42      5,049,257.42
Beginning Invested Amount                                                                133,620,696.89    128,644,026.64
Investor Floating Allocation Percentage                                                        96.3588%          96.2233%
Liquidation Loss Amount                                                                            0.00              0.00
Servicing Fee                                                                                 57,779.15         55,705.54

     Mtge Loans Interest (Net of Cut-Off                                                   1,251,476.32      1,183,996.86
     Date Overdue Interest)
     Mtge Loans Principal                                                                  6,791,089.66      8,142,290.24
     Mtge Loans Net Liquidation Proceeds                                                           0.00              0.00
     Mtge Loans Insurance Proceeds                                                                 0.00              0.00
     Mtge Loans Optional Servicer Advances                                                         0.00              0.00
     Mtge Loans Purchase Price (Section                                                            0.00              0.00
     2.02(a))
     Mtge Loans (90+ Day Delinquent)                                                               0.00              0.00
     Purchase Price
     Mtge Loans Transfer Deposit Amount                                                            0.00              0.00
     (Section 2.02(a))
Available Funds                                                                            8,042,565.98      9,326,287.10

     Mtge Loans Interest                                                                   1,251,476.32      1,183,996.86
     Mtge Loans Net Liquidations Proceeds                                                          0.00              0.00
     (Alloc. To Int.)
     Mtge Loans Insurance Proceeds (Alloc.                                                         0.00              0.00
     To Int.)

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

     Mtge Loans Optional Servicer Advances                                                         0.00              0.00
     (Alloc. To Int.)
     Mtge Loans Purchase Price (Alloc. To                                                          0.00              0.00
     Int.) (Section 2.02(a))
     Mtge Loans (90+ Day Delinquent)                                                               0.00              0.00
     Purchase Price (Alloc. To Int.)
Mtge Loans Interest Collections                                                            1,251,476.32      1,183,996.86

     Mtge Loans Principal                                                                  6,791,089.66      8,142,290.24
     Mtge Loans Net Liquidaton Proceeds                                                            0.00              0.00
     (Alloc. To Princ.& Net of Forecl.
     Profits)
     Mtge Loans Insurance Proceeds (Alloc.                                                         0.00              0.00
     To Princ.)
     Mtge Loans Purchase Price (Alloc. To                                                          0.00              0.00
     Princ.) (Section 2.02(a))
     Mtge Loans (90+ Day Delinquent)                                                               0.00              0.00
     Purchase Price (Alloc. To Princ.)
     Mtge Loans Transfer Deposit Amount                                                            0.00              0.00
     (Section 2.02(a))
Mtge Loans Principal Collections                                                           6,791,089.66      8,142,290.24

Interest Collections                                                                       1,251,476.32      1,183,996.86
Principal Collections                                                                      6,791,089.66      8,142,290.24

Investor & Transferor Interest & Principal Allocation
     Investor Interest Collections                                                         1,205,907.50      1,139,280.29
     Investor Principal Collections                                                        6,655,267.87      7,979,444.43
     Transferor Interest Collections                                                          45,568.82         44,716.57
     Transferor Principal Collections                                                        135,821.79        162,845.81
     (check)                                                                                       0.00              0.00

Investor Loss Amout                                                                                0.00              0.00
Transferor Loss Amount                                                                             0.00              0.00


DETAILED INFORMATiON (PAGE 2 OF 5)
----------------------------------

Distribution Date:                                                                            11/16/98          12/15/98
                                                                                              --------          --------

Investor Interest Collections                                                              1,205,907.50      1,139,280.29
     less Investor Servicing Fee                                                              55,675.29         53,601.68
     less Unpaid Servicing Fee                                                                     0.00              0.00
     less Credit Enhancement Premium                                                          17,816.09         15,544.49
     less Investor Certificate Interest                                                      663,778.92        565,592.36
     less Unpaid Investor Certificate                                                              0.00              0.00
     Interest Shortfall
     less Investor Loss Amount                                                                     0.00              0.00
     less Unpaid Investor Loss Amount                                                              0.00              0.00
     less Unreimbursed Draw Amounts                                                                0.00              0.00
Excess Interest                                                                              468,637.19        504,541.77
     less Accelerated Principal Distribution Amount                                                0.00              0.00
Remaining Excess Interest                                                                    468,637.19        504,541.77

Investor Distributions
     Investor Certificate Interest                                                           663,778.92        565,592.36
     Managed Amortization Period? (Y=1; N=0)                                                          1                 1
     Rapid Amortization Event? (Y=1; N=0)                                                             0                 0
     Rapid Amortization Period? (Y=1; N=0)                                                            0                 0
     Principal Collections less Additional Balances                                        4,976,670.25      6,380,465.89
     Alternative Principal Payment                                                         4,976,670.25      6,380,465.89
     Maximum Principal Collections                                                         6,655,267.87      7,979,444.43
     Principal Distribution Amount                                                         4,976,670.25      6,380,465.89
     Investor Loss Amount Distributed to Investors                                                 0.00              0.00
     Excess Interest Paid as Principal                                                             0.00              0.00

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

Transferor Distributions
     Transferor Interest Collections (net of Transferor Servicing Fee)                        43,464.96         42,612.71
     Excess Interest remaining from Collection Account                                       468,637.19        504,541.77
     Principal Distributions (including Transferor Principal Collections)                  1,814,419.41      1,761,824.35
     Principal Balance of Loans Removed from the Trust by the Servicer (Section 2.06)              0.00              0.00

Excess Int. (Shortfall) a/ Premium                                                         1,132,416.12      1,070,134.13
Excess Int. (Shortfall) a/ Interest                                                          468,637.19        504,541.77
Excess Int. (Shortfall) a/ Losses                                                            468,637.19        504,541.77
Required Amount                                                                                    0.00              0.00
Required Amount Applied to Overcollateralization Amount                                            0.00              0.00
Subordinated Transferor Collections Applied to Required Amount                                     0.00              0.00
Required Amount Applied to Transferor Balance                                                      0.00              0.00
Draw on Policy                                                                                     0.00              0.00

Investor Certificate Distribution Amount                                                   5,640,449.17      6,946,058.25
(Excluding Credit Enhancement Draw Amount)
Credit Enhancement Draw Amount (Excluding                                                          0.00              0.00
writedowns of OC)
     Guaranteed Principal Distribution Amount                                                      0.00              0.00
     Guaranteed Amount                                                                             0.00              0.00

DETAILED INFORMATiON (PAGE 3 OF 5)
----------------------------------

Distribution Date:                                                                            11/16/98          12/15/98
                                                                                              --------          --------
Beginnining Pool Balance                                                                 138,669,954.31    133,693,284.06
     Interest Distribution                                                                 1,251,476.32      1,183,996.86
     Principal Distribution                                                                6,791,089.66      8,142,290.24
     Servicer Account Removals (Section 2.06)                                                      0.00              0.00
     Additional Balances                                                                   1,814,419.41      1,761,824.35
     Liquidation Loss Amount                                                                       0.00              0.00
Ending Pool Balance                                                                      133,693,284.06    127,312,818.17

Beginning Investor Certificate Principal Balance                                         133,620,696.89    128,644,026.64
     Investor Certificate Interest                                                           663,778.92        565,592.36
     Unpaid Investor Certificate Interest Shortfall distributed                                    0.00              0.00
     Investor Certificate Principal                                                        4,976,670.25      6,380,465.89
Ending Investor Certificate Principal Balance                                            128,644,026.64    122,263,560.75
Pool Factor                                                                                   0.7196466         0.6839537

Beginnining Transferor Balance                                                             5,049,257.42      5,049,257.42
     Interest Distribution (including funds                                                  514,206.01        549,258.33
     released from Collection Account)
     Principal Distribution (including                                                     1,814,419.41      1,761,824.35
     Unallocated Transferor Principal Collections)
     Additional Balances                                                                   1,814,419.41      1,761,824.35
     Principal Balance of Loans Removed from the Trust by the Servicer (Section 2.06)              0.00              0.00
     Losses allocated to Transferor                                                                0.00              0.00
Ending Transferor Balance                                                                  5,049,257.42      5,049,257.42
Minimum Transferor Interest                                                                3,648,163.27      3,648,163.27
Transferor Principal Collections Unallocated due to                                                0.00              0.00
Minimum Transferor Interest (held in Coll. Acct.)

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

Total Unallocated Transferor Principal                                                             0.00              0.00
Collections held in Collection Account

Beginning Invested Amount                                                                133,620,696.89    128,644,026.64
     Principal Distribution Amount                                                         4,976,670.25      6,380,465.89
     Investor Loss Reduction Amount                                                                0.00              0.00
Ending Invested Amount                                                                   128,644,026.64    122,263,560.75

Required OC Amount                                                                                 0.00              0.00
Beginning OC Amount                                                                                0.00              0.00
Ending OC Amount                                                                                   0.00              0.00
Ending OC Amount (% of Original Pool Balance)                                                      0.00%%%           0.00%

Current Month Excess Spread                                                                      4.195%            4.065%
Rolling Three-Month Excess Spread                                                                4.231%            4.178%
Excess Spread Trigger Step-Up Percentage                                                         0.000%            0.000%

Delinquency Step-Up Amount                                                                    24,250.00         24,250.00
Required Subordinated Percentage                                                                 2.000%            2.000%
Initial Subordinated Amount                                                                3,648,163.27      3,648,163.27

Trigger Date Step-Down Subordinated Amount                                                         0.00              0.00
Preliminary Step-Down Subordinated Amount                                                  5,546,798.17      5,347,731.36
Step-Down Subordinated Amount                                                              5,546,798.17      5,347,731.36

Preliminary Transferor Subordinated Amount                                                 3,672,413.27      3,672,413.27
Can the Required Transferor Subordinated                                                              Y                 Y
Amount be Reduced?
Required Transferor Subordinated Amount                                                    3,672,413.27      3,672,413.27

Available Transferor Subordinated Amount                                                   3,672,413.27      3,672,413.27
Subordinated Transferor Collections                                                           43,464.96         42,612.71

Annualized Six-Month Rolling Losses After a                                                           0                 0
Rapid Amortization Event Trigger (Y=1; N=0)
Step-Up Cumulative Loss Trigger (Y=1; N=0)                                                            0                 0
Six-Month Rolling Loss and Rapid                                                                      0                 0
Amortization Event Trigger Violated? (Y=1; N=0)

DETAILED INFORMATiON (PAGE 4 OF 5)
----------------------------------

Distribution Date:                                                                            11/16/98          12/15/98
                                                                                              --------          --------

Step-Down Cumulative Loss Test Violated?                                                              0                 0
(Y=1; N=0)
Step-Down Rolling Twelve-Month Delinquency                                                            0                 0
Rate Test Violated? (Y=1; N=0)
Current 60+ Day Delinquency Rate                                                                  0.21%             0.29%
Rolling Twelve-Month Delinquency Rate                                                             0.00%             0.00%

Ending Unreimbursed Draw on Surety Bond                                                            0.00              0.00

Beginning Insured Principal Amount                                                      $133,620,696.89   $128,644,026.64
Ending Insured Principal Amount                                                         $128,644,026.64   $122,263,560.75

Available Credit Enhancement                                                                      0.00%             0.00%
Investor Distribution Amount                                                               5,640,449.17      6,946,058.25
Transferor Distribution Amount (incl.                                                      2,326,521.56      2,308,978.83
Excess Cash Rel. From Collection Account)

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

Investor Loss Amount Reimbursed from Excess                                                        0.00              0.00
Interest
Investor Loss Amount Allocated to OC                                                               0.00              0.00
Investor Loss Amount Reimbursed from                                                               0.00              0.00
Subordinated Transferor Collections
Investor Loss Amount Reimbursed from                                                               0.00              0.00
Transferor Balance
Investor Loss Amount Reimbursed from Policy Draw                                                   0.00              0.00
Investor Loss Amount Unreimbursed                                                                  0.00              0.00
Unreimbursed Loss Amount Distributed                                                               0.00              0.00

Cum. Accelerated Principal Distribution Amount                                                     0.00              0.00
Cum. Principal Payments (Including ECPB & APDA)                                           50,115,973.36     56,496,439.25
Cum. Principal Payments (Excluding ECPB & APDA)                                           50,115,973.36     56,496,439.25
Cum. OC Amount                                                                                     0.00              0.00
Cum. Liquidation Losses                                                                       45,930.47         45,930.47
Cum. Investor Loss Reduction Amount                                                                0.00              0.00
Cum. Purchase Price of Repurchased Loans (Alloc. To Principal)                                     0.00              0.00
Cum. Guaranteed Principal Distribution Amount                                                      0.00              0.00
Cum. Credit Enhancement Draw Amount Amount                                                         0.00              0.00
Cum. Servicer Removals from Trust (Section 2.06)                                                   0.00              0.00

Cum. Modifications to Sr. Lien Balance (CLTV<80%)                                          1,100,080.76      1,300,112.30
Cum. Modifications to Sr. Lien Balance                                                            0.60%             0.71%
(CLTV<80%) (% of Initial Pool)
Cum. Modifications to Sr. Lien Balance                                                     2,578,940.66      3,341,501.07
(CLTV>80%)
Cum. Modifications to Sr. Lien Balance                                                            1.41%             1.83%
(CLTV>80%) (% of Initial Pool)
Cum. Modifications to Credit Limit                                                           451,012.33        451,012.33
Cum. Modifications to Credit Limit (% of                                                          0.25%             0.25%
Initial Pool)
Cum. Modifications to Gross Margin                                                           343,257.96        343,257.96
Cum. Modifications to Gross Margin (% of                                                          0.19%             0.19%
Initial Pool)

DETAILED INFORMATION (PAGE 5 OF 5)
----------------------------------

Distribution Date:                                                                            11/16/98          12/15/98
                                                                                              --------          --------

Accrued but Unpaid a/ Distribution
     Servicing Fee                                                                                 0.00              0.00
     Investor Certificate Interest                                                                 0.00              0.00
     Credit Enhancement Premium                                                                    0.00              0.00
     Unreimbursed Draw Amounts                                                                     0.00              0.00

SOURCES OF FUNDS:
----------------
     Mtge Loans Interest                                                                   1,251,476.32      1,183,996.86
     Mtge Loans Net Liq. Proceeds (Alloc.                                                          0.00              0.00
     To Int. & Incl. Rec. Charge-Offs)
     Mtge Loans Insurance Proceeds (Alloc.                                                         0.00              0.00
     To Int.)
     Mtge Loans Purchase Price (Alloc. To                                                          0.00              0.00
     Int.) (Section 2.02(a))
     Mtge Loans (90+ Days Delinquent)                                                              0.00              0.00
     Purchase Price (Alloc. To Int.)
     Mtge Loan Principal                                                                   6,791,089.66      8,142,290.24

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

     Mtge Loans Net Liq. Proceeds (Alloc. To Princ.)                                               0.00              0.00
     Mtge Loans Insurance Proceeds (Alloc. To Princ.)                                              0.00              0.00
     Mtge Loans Purchase Price (Alloc. To  Princ.) (Section 2.02(a))                               0.00              0.00
     Mtge Loans (90+ Days Delinquent)                                                              0.00              0.00
     Purchase Price (Alloc. To Princ.)
     Mtge Loans Transfer Deposit Amount                                                            0.00              0.00
     (Section 2.02(a))
     Draw on Policy                                                                                0.00              0.00
     Unallocated Transferor Collections                                                            0.00              0.00
Total                                                                                      8,042,565.98      9,326,287.10

USES OF FUNDS
-------------
     Servicing Fee                                                                            57,779.15         55,705.54
     Investor Interest Distribution                                                          663,778.92        565,592.36
     Accrued and Unpaid Investor Interest Distributed                                              0.00              0.00
     Investor Principal Distribution                                                       4,976,670.25      6,380,465.89
     Transferor Distribution (not including                                                1,857,884.37      1,804,437.06
     Cash Released to Transferor)
     Unallocated Transferor Principal Collections                                                  0.00              0.00
     Accrued and Unpaid Servicing Fee Distributed                                                  0.00              0.00
     Payment of Unreimbursed Surety Bond Draw Amounts                                              0.00              0.00
     Credit Enhancement Premium Distributed                                                   17,816.09         15,544.49
     Cash Released to Transferor (Including                                                  468,637.19        504,541.77
     OC Step-Down Release)
Total                                                                                      8,042,565.98      9,326,287.10


ERROR CHECK
-----------
Sources & Uses                                                                                       OK                OK
Pool Balance                                                                                         OK                OK
Transferor Balance (Will indicate "VIOLATION" if Servicer has viloated Min. Transferor Int.)         OK                OK
Loss Allocation                                                                                      OK                OK
Overcollateralization                                                                                OK                OK
Balance Reduction                                                                                    OK                OK

Distribution List:
------------------

   Barbara Grosse - First National Bank of Chicago     Lupe Montero - Countrywide Home Loans

   Brad Andres - Lehman Brothers                       Richard Marron - Countrywide Home Loans

   Paul Marsillio - Lehman Brothers                    Dave Walker - Countrywide Home Loans

                                                       Mar Luciano - Countrywide Home Loans
                                                       Dianne Barrella - Countrywide Home Loans
                                                       Richard Pohl - Countrywide Home Loans

SERVICER CERTIFICATE (PAGE 1 OF 3)
----------------------------------

Distribution Date:                                                                            11/16/98          12/15/98
                                                                                              --------          --------

A.   POOL INFORMATION

     Aggregate Amount of Collections                                                       8,042,565.98      9,326,287.10
     Aggregate Amount of Interest Collections                                              1,251,476.32      1,183,996.86
     Aggregate Amount of Principal Collections                                             6,791,089.66      8,142,290.24

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

     Transfer Deposit Amount (Sections 2.02(a) & 2.06)                                             0.00              0.00
     Beginning Pool Balance                                                              138,669,954.31    133,693,284.06
     Ending Pool Balance                                                                 133,693,284.06    127,312,818.17
     Additional Balances                                                                   1,814,419.41      1,761,824.35
     Servicer Removals from the Trust (Section 2.06)                                               0.00              0.00
     Cum. Modifications to Sr. Lien Balance (CLTV<80%)                                     1,100,080.76      1,300,112.30
     Cum. Modifications to Sr. Lien Balance (CLTV<80%) (% of Initial Pool)                        0.60%             0.71%
     Cum. Modifications to Sr. Lien Balance (CLTV>80%)                                     2,578,940.66      3,341,501.07
     Cum. Modifications to Sr. Lien Balance (CLTV>80%) (% of Initial Pool)                        1.41%             1.83%
     Cum. Modifications to Credit Limit                                                      451,012.33        451,012.33
     Cum. Modifications to Credit Limit (% of Initial Pool)                                       0.25%             0.25%
     Cum. Modifications to Gross Margin                                                      343,257.96        343,257.96
     Cum. Modifications to Gross Margin (% of Initial Pool)                                       0.19%             0.19%
     Servicing Fee                                                                            57,779.15         55,705.54
     Unpaid Servicing Fee Received                                                                 0.00              0.00
     Remaining Accrued and Unpaid Servicing Fee                                                    0.00              0.00

B.   INTEREST, PRINCIPAL & LOSS ALLOCATION

     Investor Certificateholder Floating Allocation Percentage                                   96.36%            96.22%
     Investor Certificateholder Fixed Allocation Percentage                                      98.00%            98.00%
     Investor Interest Collections                                                         1,205,907.50      1,139,280.29
     Investor Principal Collections                                                        6,655,267.87      7,979,444.43
     Transferor Interest Collections                                                          45,568.82         44,716.57
     Transferor Principal Collections                                                        135,821.79        162,845.81
     Investor Loss Amount                                                                          0.00              0.00
     Beginning Invested Amount                                                           133,620,696.89    128,644,026.64


     Ending Invested Amount                                                              128,644,026.64    122,263,560.75

C.   INTEREST & PRINCIPAL DISTRIBUTIONS TO INVESTORS

     Investor Certificate Interest Distributed                                               663,778.92        565,592.36
     Investor Certificate Interest Shortfall b/ any Draw on Policy                                 0.00              0.00
     Unpaid Investor Certificate Interest Shortfall Received                                       0.00              0.00
     Unpaid Investor Certificate Interest Shortfall Remaining                                      0.00              0.00

     Principal Distribution Amount                                                         4,976,670.25      6,380,465.89
         Managed Amortization Period? (Yes=1; No=0)                                                   1                 1
         Rapid Amortization Period? (Yes=1; No=0)                                                     0                 0
         Maximum Principal Collections Payment                                             6,655,267.87      7,979,444.43
         Alternative Principal Payment                                                     4,976,670.25      6,380,465.89
         Principal Collections less Additional Balances                                    4,976,670.25      6,380,465.89
     Investor Loss Amount Distributed to Investors                                                 0.00              0.00
     Accelerated Principal Distribution Amount                                                     0.00              0.00

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

SERVICER CERTIFICATE (PAGE 2 OF 3)
----------------------------------

Distribution Date:                                                                            11/16/98          12/15/98
                                                                                              --------          --------

D.   INVESTOR CERTIFICATE PRINCIPAL BALANCE

     Beginning Certificate Principal Balance                                             133,620,696.89    128,644,026.64
     Ending Certificate Principal Balance                                                128,644,026.64    122,263,560.75
     Pool Factor                                                                              0.7196466         0.6839537

E.   DISTRIBUTIONS TO TRANSFEROR

     Interest Distribution                                                                   514,206.01        549,258.33
     Principal Distribution                                                                1,814,419.41      1,761,824.35
     Amount Distributed to Transferor pursuant to                                            468,637.19        504,541.77
     Section 5.01 (a) (x) (included in Interest Distribution)

F.   TRANSFEROR BALANCE

     Beginning Transferor Principal Balance                                                5,049,257.42      5,049,257.42
     Ending Transferor Principal Balance                                                   5,049,257.42      5,049,257.42
     Servicer Removals from the Trust (Section 2.06)                                               0.00              0.00
     Minimum Transferor Balance                                                            3,648,163.27      3,648,163.27

G.   INVESTOR CERTIFICATE RATE

     Investor Certificate Rate                                                                 5.58859%          5.45781%
     LIBOR Rate                                                                                5.40859%          5.27781%
     Maximum Rate                                                                              9.78318%          9.52279%
     Weighted Average Mortgage Net Loan Rate                                                   9.78318%          9.52279%

H.   CREDIT ENHANCEMENT

     Credit Enhancement Fee                                                                   17,816.09         15,544.49
     Beginning OC Amount                                                                           0.00              0.00
     Ending OC Amount                                                                              0.00              0.00
     Guaranteed Amount                                                                             0.00              0.00
     Guaranteed Principal Distribution Amount                                                      0.00              0.00
     Credit Enhancement Draw Amount                                                                0.00              0.00

J.   DELINQUENCY & REO STATUS

     Delinquent 30-59 days
         No. of Accounts                                                                             18                 7
         Trust Balances                                                                      424,594.22        133,197.41

     Delinquent 60-89 days
         No. of Accounts                                                                              6                 8
         Trust Balances                                                                      109,217.17        234,930.41

     Delinquent 90+ days
         No. of Accounts                                                                              6                 5
         Trust Balances                                                                      171,980.41        130,898.17

     Delinquent 9+ months
         No. of Accounts                                                                              2                 2
         Trust Balances                                                                       48,500.00         48,500.00

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

     REO
         No. of Accounts                                                                              0                 0
         Trust Balances                                                                            0.00              0.00


SERVICER CERTIFICATE (PAGE 3 OF 3)
----------------------------------

Distribution Date:                                                                            11/16/98          12/15/98
                                                                                              --------          --------

K.   EVENT OF DEFAULT TRIGGERS                                                                        0                 0

     Failure by Seller to make payment                                                                0                 0
     within 5 Business Days of Required Date ?
     Failure by Seller to perform any                                                                 0                 0
     covenants described in the Agreement ?
     Bankruptcy or Insolvency relating to                                                             0                 0
     Servicer ?

L.   RAPID AMORTIZATION EVENT TRIGGERS                                                                0                 0

     Failure by Seller to make payment                                                                0                 0
     within 3 Business Days of Required Date ?
     Breach of Representation or Warranty                                                             0                 0
     by Seller or Depositor?
     Bankruptcy or Insolvency relating to                                                             0                 0
     Transferor ?
     Subject to Investment Company Act of                                                             0                 0
     1940 Regulation ?
     Any Event of Default ?                                                                           0                 0
     Draws Under Policy are Greater than 1%                                                           0                 0
     of Initial Pool Principal Balance?

     IN WITNESS WHEREOF, the undersigned
     has caused this  Certificate  to be
     duly   executed  this  9th  day  of
     December, 1998

         Countrywide Home Loans Formerly
         Known  as  Countrywide  Funding
         Corporation
         as Servicer

     ___________________________________

             Lupe Montero
             Vice-President

     Distribution List:
     ------------------

        Barbara Grosse - First National      Lupe Montero - Countrywide Home Loans
          Bank of Chicago

        Brad Andres - Lehman Brothers        Richard Marron - Countrywide Home Loans
        Paul Marsillio - Lehman Brothers     Dave Walker - Countrywide Home Loans

                                             Jose Baltasar - Countrywide Home Loans
                                             Dianne Barrella - Countrywide Home Loans
                                             Richard Pohl - Countrywide Home Loans

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

STATEMENT TO CERTIFICATEHOLDERS (PAGE 1 OF 2)
---------------------------------------------

Distribution Date:                                                                            11/16/98          12/15/98
                                                                                              --------          --------

     INVESTOR CERTIFICATES DISTRIBUTION SUMMARY (PER
     $1000 ORIGINAL PRINCIPAL AMOUNT)

A.   INTEREST & PRINCIPAL DISTRIBUTIONS TO
     INVESTORS

     Investor Certificate Interest Distributed                                                 3.713241          3.163976

     Investor Certificate Interest Shortfall Distributed                                       0.000000          0.000000

     Remaining Unpaid Investor Certificate Interest Shortfall                                  0.000000          0.000000

     Managed Amortization Period ? (Yes=1; No=0)                                                      1                 1

     Investors Certificate Principal Distributed                                              27.839954         35.692917

       Principal Distribution Amount                                                          27.839954         35.692917

          Maximum Principal Payment                                                           37.230185         44.637751

          Alternative Principal Payment                                                       27.839954         35.692917

          Principal Collections less Additional Balances                                      27.839954         35.692917

       Investor Loss Amount Distributed to Investors                                           0.000000          0.000000

       Accelerated Principal Distribution Amount                                               0.000000          0.000000

       Credit Enhancement Draw Amount                                                              0.00              0.00

     Total Amount Distributed to Certificateholders (P & I)                                   31.553195         38.856893

B.   INVESTOR CERTIFICATE PRINCIPAL BALANCE

     Beginning Investor Certificate Balance                                              133,620,696.89    128,644,026.64

     Ending Investor Certificate Balance                                                 128,644,026.64    122,263,560.75

     Beginning Invested Amount                                                           133,620,696.89    128,644,026.64

     Ending Invested Amount                                                              128,644,026.64    122,263,560.75

     Investor Certificateholder Floating Allocation Percentage                                 96.3588%          96.2233%

     Pool Factor                                                                              0.7196466         0.6839537

     Liquidation Loss Amount for Liquidated Loans                                                  0.00              0.00

     Unreimbursed Liquidation Loss Amount                                                          0.00              0.00

C.   POOL INFORMATION

     Beginning Pool Balance                                                              138,669,954.31    133,693,284.06

     Ending Pool Balance                                                                 133,693,284.06    127,312,818.17

     Servicer Removals form the Trust (Section 2.06)                                               0.00              0.00

     Servicing Fee                                                                            57,779.15         55,705.54

D.   INVESTOR CERTIFICATE RATE

     Investor Certificate Rate                                                                5.588590%         5.457810%

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

     LIBOR Rate                                                                               5.408590%         5.277810%

     Maximum Rate                                                                             9.783178%         9.522795%

E.   DELINQUENCY & REO STATUS

     Delinquent 30-59 days
        No. of Accounts                                                                              18                 7
        Trust Balances                                                                       424,594.22        133,197.41

     Delinquent 60-89 days
        No. of Accounts                                                                               6                 8
        Trust Balances                                                                       109,217.17        234,930.41

     Delinquent 90+ days
        No. of Accounts                                                                               6                 5
        Trust Balances                                                                       171,980.41        130,898.17

     Delinquent 9+ Months
        No. of Accounts                                                                               2                 2
        Trust Balances                                                                           48,500            48,500

     REO
        No. of Accounts                                                                               0                 0
        Trust Balances                                                                             0.00              0.00


STATEMENT TO CERTIFICATEHOLDERS (PAGE 2 OF 2)
---------------------------------------------

Distribution Date:                                                                            11/16/98          12/15/98
                                                                                              --------          --------

     IN WITNESS WHEREOF, the undersigned
     has caused this  Certificate  to be
     duly   executed  this  9th  day  of
     December, 1998

         Countrywide Home Loans Formerly
         Known  as  Countrywide  Funding
         Corporation as
         Servicer

     ___________________________________

             Lupe Montero
             Vice-President

COUNTRYWIDE HOME LOANS, INC.                                  DATE OF REPORT            12/10/98
COUNTRYWIDE HOME EQUITY LOAN TRUST - SERIES 1997-C            TIME OF REPORT:           12:51 AM
P&S AGREEMENT DATE:                                           AUGUST 22, 1997
ORIGINAL SETTLEMENT DATE:                                     AUGUST 28, 1997          INVESTOR 8001005
CUSIP NUMBER OF CERTIFICATES:                                 222374AD2
ORIGINAL SALE BALANCE:                                        178,760,000

     Distribution List:
     ------------------

        Barbara Grosse - First National      Lupe Montero - Countrywide Home Loans
          Bank of Chicago

        Brad Andres - Lehman Brothers        Richard Marron - Countrywide Home Loans

        Paul Marsillio - Lehman Brothers     Dave Walker - Countrywide Home Loans

                                             Mar Luciano - Countrywide Home Loans
                                             Dianne Barrella - Countrywide Home Loans
                                             Richard Pohl - Countrywide Home Loans
